UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2016

Fitbit, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37444	20-8920744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Howard Street
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 513-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2016, the Compensation Committee of the Board of Directors (the “Board”) of Fitbit, Inc. (the “Company”) adopted a form of agreement to be used for future grants of options to purchase the Company’s Class A common stock under the Company’s 2015 Equity Incentive Plan. A copy of the form of Notice of Stock Option Grant and Stock Option Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2016, the Board approved a change in the fiscal year end from a calendar year ending on December 31 to a 4-4-5 week quarterly calendar, which, for the 2016 fiscal year, will be comprised of four fiscal quarters ending on April 2, 2016, July 2, 2016, October 1, 2016 and December 31, 2016. Such change is effective for the quarter beginning on January 1, 2016. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s quarterly results for the year ended December 31, 2015. However, the change will impact the prior year comparability of each of the fiscal quarters in future filings. The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer companies and improving comparability between periods.

Since the change in the Company’s fiscal year end is from the last day of the month to a fiscal year commencing within seven days of the month end last reported and the new fiscal year will commence with the end of the old fiscal year, the change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or 15d-10. Accordingly, a transition report is not required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date: February 9, 2016	By:	/s/ William Zerella
Name: William Zerella
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2015 Equity Incentive Plan.